                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Staples, Inc. for the registration of $500,000,000 of securities and to the incorporation by reference therein of our report dated March 1, 2002, with respect to the consolidated financial statements of Staples, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP

Boston, Massachusetts
November 6, 2002